SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 21, 2015, Poage Bankshares, Inc. (the “Company”) held its Annual Meeting of Stockholders at which stockholders voted on the election of three directors, an advisory (non-binding) resolution with respect to the Company’s executive compensation as described in the Company’s proxy statement, and the ratification of the Company’s independent registered public accounting firm. On July 27, 2015, the independent inspector of elections delivered its certified tabulation of voting results for each of the matters submitted to a vote.

Under plurality voting, the three nominees who receive the most “FOR” votes are elected as directors. The certified tabulation of voting results provided by the independent inspector of elections is set forth below:

Board of Directors Nominees:	For	Withheld	Broker non-votes

Darryl E. Akers	1,497,022	114,724	-0-

Thomas P. Carver II	3,391,864	113,598	-0-

Daniel King III	3,376,280	129,182	-0-

Opposition Nominee:	For	Withheld	Broker non-votes

Stephen S. Burchett	1,884,859	8,857	-0-

According to the certified tabulation of voting results provided by the independent inspector of elections, stockholders adopted the advisory (non-binding) resolution to approve the Company’s executive compensation as described in the Company’s proxy statement, by the votes indicated below:

For	Against	Abstain	Broker non-votes

1,798,473	1,646,044	60,945	-0-

According to the certified tabulation of voting results provided by the independent inspector of elections, stockholders ratified the appointment of Crowe Horwath LLP as independent registered public accounting firm for the year ending December 31, 2015, by the votes indicated below:

For	Against	Abstain	Broker non-votes

3,277,241	216,103	12,118	-0-

Item 7.01.	Regulation FD Disclosure.

On July 21, 2015, Ralph E. “Gene” Coffman, Jr., the Company’s President and Chief Executive Officer, delivered a presentation at the Annual Meeting of Stockholders. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Stockholder Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.

DATE: July 27, 2015	By:	/s/ Ralph E. “Gene” Coffman, Jr.
Ralph E. “Gene” Coffman, Jr.
President and Chief Executive Officer